UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ARAVIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 13, 2023

To the Stockholders of Aravive, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “2023 Special Meeting”) of Aravive, Inc., a Delaware corporation (the “Company”), will be held on Friday, January 13, 2023, at 11:00 a.m., Eastern Time at our North Carolina Satellite Office, located at 1800 Perimeter Park Drive, Morrisville, North Carolina 27560.

At the 2023 Special Meeting, stockholders will be asked to vote on the following matters:

(1)

to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.0001 per share, from 100,000,000 to 250,000,000. We refer to this proposal as the “Increase in Number of Authorized Shares of Common Stock Proposal” or “Proposal 1.”

(2)

to approve one or more adjournments of the 2023 Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. We refer to this proposal as the “Adjournment Proposal” or “Proposal 2.”

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. The Board of Directors has fixed the close of business on November 15, 2022 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2023 Special Meeting or any adjournment or postponement of the 2023 Special Meeting. The list of the stockholders of record as of the Record Date will be available for inspection during the ten days preceding the meeting at the Company’s offices located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 13, 2023.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2023 SPECIAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY STATEMENT. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU.

On behalf of the Board of Directors and the employees of Aravive, Inc. we thank you for your continued support.

/s/ Gail McIntyre, Ph.D. Gail McIntyre, Ph.D.
Chief Executive Officer and Director

November 30, 2022

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

PROXY STATEMENT

For the 2023 Special Meeting of Stockholders to be held on

GENERAL INFORMATION

The Company is providing this proxy statement in connection with the solicitation by its Board of Directors (the “Board of Directors”) of proxies to be voted at the 2023 Special Meeting to be held on Friday, January 13, 2023, at 11:00 a.m., Eastern Time, and any adjournment or postponement thereof at our North Carolina Satellite Office, located at 1800 Perimeter Park Drive, Morrisville, North Carolina 27560.

The Board of Directors is soliciting votes (1) FOR approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.0001 per share (“Common Stock”), from 100,000,000 to 250,000,000. We refer to this proposal as the “Increase in Number of Authorized Shares of Common Stock Proposal” or “Proposal 1”; and (2) FOR one or more adjournments of the 2023 Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the 2023 Special Meeting to approve the Increase in Number of Authorized Shares of Common Stock Proposal (the “Adjournment Proposal”).

2023 SPECIAL MEETING ADMISSION

Only stockholders as of November 15, 2022 (the “Record Date”) may attend the 2023 Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the Record Date. Such evidence of ownership can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2023 Special Meeting, you will be required to present proof of your ownership of our Common Stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2023 Special Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2023 Special Meeting.

Information on how to obtain directions to attend the 2023 Special Meeting is available at: https://aravive.com/.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors is soliciting your proxy to vote at the 2023 Special Meeting to be held on Friday, January 13, 2023, at 11:00 a.m. Eastern Time or any adjournments or postponements thereof.

You are invited to attend the 2023 Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the 2023 Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The purpose of the 2023 Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Special Meeting. The proxy materials, including this Proxy Statement, are being distributed and made available on or about December 9, 2022.

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the 2023 Special Meeting or any postponement or adjournment thereof. We intend to mail these proxy materials on or about December 9, 2022 to all stockholders of record entitled to vote at the 2023 Special Meeting as of the Record Date.

Q:	How do I attend the 2023 Special Meeting?

A:

The 2023 Special Meeting will be held in person on Friday, January 13, 2023, at 11:00 a.m. Eastern Time at our North Carolina Satellite Office, located at 1800 Perimeter Park Drive, Morrisville, North Carolina 27560. Directions to the 2023 Special Meeting may be found at https://aravive.com/. Information on how to vote in person at the Special Meeting is discussed below.

Q:	What proposals are being presented for a stockholder vote at the 2023 Special Meeting?

A:	The following proposals are being presented for stockholder vote at the 2023 Special Meeting:

●	Proposal 1—the approval of an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000; and

●

Proposal 2—the approval of one or more adjournments of the 2023 Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the 2023 Special Meeting to approve the Increase in Number of Authorized Shares of Common Stock Proposal.

Proposal 2—the Adjournment Proposal will only be presented at the 2023 Special Meeting if there are not sufficient votes to approve Proposal 1—the Increase in Number of Authorized Shares of Common Stock Proposal.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that you vote:

●	“FOR” Proposal 1—the Increase in Number of Authorized Shares of Common Stock Proposal; and

●	“FOR” Proposal 2—the Adjournment Proposal.

Q:	What does it mean to vote by proxy?

A:

When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated each of the following individuals as your proxy holders for the 2023 Special Meeting: Gail McIntyre, the Company’s Chief Executive Officer and Director; and Rudy Howard, the Company’s Chief Financial Officer.

Any proxy given pursuant to this solicitation and received in time for the 2023 Special Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” Proposal 1 — the Increase in Number of Authorized Shares of Common Stock Proposal and “FOR” Proposal 2 — the Adjournment Proposal. With respect to any other proposal that properly comes before the 2023 Special Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

Q:	Who can vote at the 2023 Special Meeting?

A:

Only stockholders of record at the Record Date, close of business on November 15, 2022, will be entitled to vote at the 2023 Special Meeting. On the Record Date, there were 59,826,881 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on November 15, 2022, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares in person at the 2023 Special Meeting or submit a proxy to have your shares voted. Even if you plan to attend the 2023 Special Meeting, we urge you to fill out and return the enclosed proxy card or submit a proxy on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 15, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is the stockholder of record. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

As a beneficial owner, you may not vote your shares in person at the 2023 Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

Q:	What information is contained in the Proxy Statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the 2023 Special Meeting, the voting process and other required information.

Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on November 15, 2022, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:

With respect to the Increase in Number of Authorized Shares of Common Stock Proposal and the Adjournment Proposal, you may vote FOR, AGAINST, or ABSTAIN. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST. Although we do not expect that there will be any broker non-votes with respect to the proposals (as described below), broker non-votes, if there are any, will have the same effect as “AGAINST” votes for Proposal 1 and will not effect the outcome of the vote on Proposal 2.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2023 Special Meeting, you may have your shares voted by proxy using the enclosed proxy card, or you may submit your proxy through the internet. We urge you to have your shares voted by proxy to ensure your vote is counted.

●

By mail. To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2023 Special Meeting, the proxyholder will vote your shares as you direct.

●

By internet. To have your shares voted through a proxy submitted by the internet, go to http://www.voteproxy.com to complete an electronic proxy card. If you vote by telephone call 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet proxy must be received by 11:59 p.m., Eastern Time on January 12, 2023 to be counted.

●	By attending the 2023 Special Meeting. You may attend the 2023 Special Meeting and vote your shares.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from internet access providers and telephone companies.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of Common Stock you own as of November 15, 2022.

Q:	What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

The Company expects that (i) Proposal 1—the Increase in Number of Authorized Shares of Common Stock Proposal and (ii) Proposal 2—the Adjournment Proposal will be considered routine matters. In this regard, we believe that your broker or nominee will be permitted to vote your “uninstructed” shares on both Proposal 1 and Proposal 2. However, this remains subject to the final determination from the NYSE regarding which of the proposals are “routine” or “non-routine.”

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:

If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, FOR Proposal 1—the Increase in Number of Authorized Shares of Common Stock Proposal and FOR Proposal 2—the Adjournment Proposal. If any other matter is properly presented at the 2023 Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Q.	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

A.

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules, including those voting on behalf of beneficial owners of Nasdaq-listed companies, may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

In this regard, we believe that your broker or nominee will be permitted to vote your “uninstructed” shares on both Proposal 1 and Proposal 2. However, this remains subject to the final determination from the NYSE regarding which of the proposals are “routine” or “non-routine.” Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time before the final vote at the 2023 Special Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2023 Special Meeting and voting in person. Attending the meeting alone with not revoke any previously submitted proxy.

For shares you hold beneficially, you may change your voting instructions by following the instructions provided by your broker or bank.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2023 Special Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, or by phone at (936) 355-1910.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the 2023 Special Meeting requires a quorum. A quorum will be present if stockholders holding at least a majority of the outstanding shares of Common Stock entitled to vote on November 15, 2022 are present at the 2023 Special Meeting in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the 2023 Special Meeting in person. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. Because, as mentioned above, banks, brokers and other nominee holders of record have discretionary voting authority with respect to any of the proposals to be considered at the special meeting as described in this proxy statement, if a beneficial owner of shares held in “street name” does not give voting instructions to the broker, bank or other nominee holder of record, we do not expect there to be any broker non-votes present at the 2023 Special Meeting as described in this proxy statement. If there is no quorum, the 2023 Special Meeting may be adjourned by the chairperson of the 2023 Special Meeting or the vote of the stockholders holding a majority of the shares present at the meeting in person or represented by proxy may adjourn the 2023 Special Meeting to another time and place.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal 1—Increase in Number of Authorized Shares of Common Stock Proposal. Approval of the Increase in Number of Authorized Shares of Common Stock Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock, entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals that are non-routine matters on which brokers do not have discretionary authority to vote without instructions from the beneficial owner. Broker non-votes are not expected to be present at this meeting because there are no non-routine matters expected to be voted on. If there were to be any broker non-votes they would have the effect of a vote “AGAINST” this proposal.

Proposal 2—Adjournment Proposal. Approval of the adjournment of the 2023 Special Meeting requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not expected to be present at this meeting because there are no routine matters expected to be voted on. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

Q:	What should I do if I receive more than one Proxy Statement?

A:

You may receive more than one Proxy Statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Statement. Please follow the voting instructions on all of the Proxy Statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2023 Special Meeting?

A:

We intend to announce preliminary voting results at the 2023 Special Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2023 Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2023 Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2023 Special Meeting?

A:

Other than the two (2) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2023 Special Meeting. If you grant a proxy, each of the persons named as proxy holders, Dr. Gail McIntyre, our Chief Executive Officer, and Mr. Rudy Howard, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2023 Special Meeting.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our Common Stock that is issued and outstanding as of the close of business on November 15, 2022, the Record Date, is entitled to be voted on all items being voted on at the 2023 Special Meeting, with each share being entitled to one vote on each matter. As of the Record Date, close of business on November 15, 2022, 59,826,881 shares of Common Stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2023 Special Meeting?

A:

The Board of Directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing.

Q:	When are stockholder proposals and director nominations due for next year’s annual meeting?

A.

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company in writing not later than April 6, 2023 at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2023 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2023 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2023 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. In addition, the stockholder must comply with the requirements set forth in our Bylaws and the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2023 Annual Meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 24, 2023.

PROPOSAL 1

APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK PROPOSAL

General

The Board has approved and declared advisable an amendment (the “Authorized Shares Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000.

The additional shares of Common Stock authorized for issuance by the Authorized Shares Amendment would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the Common Stock presently issued and outstanding. The full text of the proposed Authorized Shares Amendment is attached to this Proxy Statement as Appendix A to this proxy statement.

If the stockholders approve the Authorized Shares Amendment, the increased number of shares of Common Stock would be authorized for issuance, but would remain unissued until such time as the Board approves a specific issuance of shares. Other than future issuances under the Company’s equity compensation plans and future issuances of the Company’s securities under the Purchase Agreement (described below), including issuance of shares upon exercise of outstanding warrants of the Company, the Company currently has no plans or arrangements to issue the additional authorized shares of Common Stock.

Adoption of the Authorized Shares Amendment would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and diluting voting rights of current holders of Common Stock, to the extent that any additional shares of Common Stock are ultimately issued out of the increase in authorized shares proposed in the Authorized Shares Amendment.

If the proposed Authorized Shares Amendment is approved by the requisite vote of the stockholders, it will become effective upon the filing of a Certificate of Amendment setting forth the Authorized Shares Amendment with the Secretary of State of the State of Delaware (the “Secretary of State”). If, at any time prior to the filing of the Certificate of Amendment setting forth the Authorized Shares Amendment with the Secretary of State, notwithstanding stockholder approval and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of our stockholders to abandon the Authorized Shares Amendment, the Authorized Shares Amendment may be abandoned.

If we fail to obtain stockholder approval of this proposal at the 2023 Special Meeting, we are required by the terms of the Purchase Agreement (as defined below) to, no later than one hundred twenty (120) days following October 27, 2022 (or 150 days if this proxy statement is reviewed by the Securities and Exchange Commission) hold another meeting of stockholders for the approval of the Authorized Shares Amendment. If our stockholders do not approve this proposal at that meeting, we are obligated to cause an additional Stockholder Meeting to be held every ninety (90) calendar days thereafter until stockholder approval of the Authorized Shares Amendment is obtained. If we fail to obtain approval of the Authorized Shares Amendment by the earlier of conclusion of the second meeting of the Company’s stockholders following the issuance date of the Warrants and 240 days following the issuance date of the Warrants (described below), the holder can require that we purchase their Warrants at the Black Scholes Value of the unexercised portion of the Warrants.

The Private Placement

On October 27, 2022, we closed a private placement priced at-the-market consistent with the rules of the Nasdaq Stock Market LLC (the “Private Placement”) pursuant to which we entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional accredited investors (the “Investors”), Eshelman Ventures, LLC, an entity wholly owned by Dr. Fredric N. Eshelman, the Executive Chairman of the Company’s Board of Directors (“Eshelman Ventures”) and certain directors and officers of the Company (collectively, the “Purchasers”), whereby we issued and sold (i) an aggregate of 29,308,612 shares (the “Shares”) of our Common Stock, (ii) with respect to certain Investors, in lieu of the Shares, pre-funded warrants to purchase up to an aggregate of 15,870,199 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) accompanying Series A warrants (the “Series A Warrants”) and Series B warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 45,178,811 shares of Common Stock or Pre-Funded Warrants. The combined purchase price of each Share and accompanying Warrants was $0.9199. The combined purchase price of each Pre-Funded Warrant and accompanying Warrants was $0.9198, which is equal to the Investor’s combined purchase price per Share and accompanying Warrants, minus the per share exercise price of each Pre-Funded Warrant of $0.0001. The Pre-Funded Warrants were offered only to the Investors. The per share exercise price of the Warrants is $0.7949.

As noted above, in connection with the Private Placement, we agreed to convene a special meeting of our stockholders no later than 120 days following the closing of the Private Placement to seek approval of an increase in the number of our authorized shares of Common Stock to allow for full sufficient authorized shares of Common Stock for the full exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants. The Purchasers in the Private Placement agreed that for a period of one year following the date of the Purchase Agreement, in any vote of the stockholders of the Company with respect to an increase in the number of our authorized shares of Common Stock in an amount not less than the maximum amount of shares of Common Stock issuable upon exercise of the Warrants, the Purchasers would vote, and would cause their respective affiliates to vote, in favor of such proposal. Based upon the number of shares outstanding as of the Record Date, the shares of Common Stock held by the Purchasers as of the Record Date that the Purchasers are obligated to vote at the 2023 Special Meeting with respect to an increase in the number of our authorized shares exceeds fifty percent (50%) of our outstanding shares as of the Record Date, which is the vote required to approve Proposal 1.

In connection with the Private Placement, we entered into a registration rights agreements with the Investors, pursuant to which we agreed to register for resale the shares of Common Stock and the issuance of the shares of Common Stock underlying the Warrants and Pre-Funded Warrants held by the Investors.

The directors and officers and affiliates thereof that participated in the Private Placement consisted of the following: (i) Eshelman Ventures (purchased 16,306,120 Shares and Warrants to purchase 16,306,120 shares of Common Stock), (ii) Amato Giaccia, Ph.D., Director, through his IRA (purchased 271,768 Shares and Warrants to purchase 271,768 shares of Common Stock), (iii) Peter C. Ho, Director, through a trust he controls (purchased 54,353 Shares and Warrants to purchase 54,353 shares of Common Stock), (iv) Rudy Howard, the Company’s Chief Financial Officer (purchased 10,870 Shares and Warrants to purchase 10,870 shares of Common Stock), (v) Gail McIntyre, Ph.D., the Company’s Chief Executive Officer and Director (purchased 54,353 Shares and Warrants to purchase 54,353 Shares of Common Stock), and (vi) Eric Zhang, Director, through an entity he controls (purchased 543,537 Shares and Warrants to purchase 543,537 shares of Common Stock).

As noted above, in connection with the Private Placement, we entered into certain side letter agreements as discussed below. Pursuant to the terms of the side letter agreement with the 667 L.P. and Baker Brothers Life Sciences, L. P.(collectively, the “BB Investors”) we agreed that at any time during the five-year period following the closing date of the Private Placement that if the BB Investors or their affiliates (i) own at least 90% of their purchase including the Pre-Funded Warrants (or the underlying shares upon exercise) and Common Stock purchased by them and (ii) purchases at least 50% of their pro rata share in any offering in which they are offered the opportunity to participate pursuant to this participation right, (A) and if we propose to offer any new securities in a private placement or registered direct offering (subject to customary exclusions), we will offer them the right to purchase their pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis) and (B) if we propose to offer any new securities in an underwritten registered offering we will instruct the underwriter(s) in such offering to contact the BB Investors and to provide to the BB Investors the opportunity to purchase their pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis). Pursuant to the terms of a second side letter agreement with BVF Partners L.P, we agreed that at any time during the five-year period following the closing date of the Private Placement that BVF, BVF2, Trading Fund OS, MSI BVF and/or one or more of their respective affiliates (as defined below) (i) own at least 90% of the Pre-Funded Warrants (or the underlying warrant shares upon exercise) and Common Stock purchased by them and (ii) purchase at least 50% of their pro rata share in any offering in which BVF Investors are offered the opportunity to participate pursuant to this participation right, (A) and if we propose to offer any new securities in a private placement or registered direct offering (subject to customary exclusions), we will offer BVF Investors the right to purchase their pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis) and (B) if we propose to offer any new securities in an underwritten registered offering we will instruct the underwriter(s) in such offering to contact the BVF Investors and to provide to the BVF Investors the opportunity to purchase their pro rata share of such new securities (based on percentage ownership of the Company on a fully diluted basis).

Effective only upon full exercise of the Series A Warrants by the BB Investors and for so long as they own at least 1% of our total outstanding Common Stock, and at least 75% of the securities purchased by them in the Private Placement (or as exercised), the BB Investors shall have the right to appoint one individual designated by them (the “Board Designee”) to our board of directors; thereafter, we shall nominate and recommend one Board Designee (if they have exercised its right) in our proxy statement at each applicable annual meeting of its stockholders for such director’s class.

At any time following the closing date of the Private Placement when the BB Investors own at least 50% of the Common Stock and Pre-Funded Warrants (or the underlying warrant shares upon exercise thereof) purchased in the Private Placement they have the right to one (1) non-voting board observer who is acceptable to us who shall have the right to attend and participate in all board and committee meetings, with certain exceptions.

Background

To date, we have not generated any revenue from commercial sales of any of our product candidates. Since our inception, we have financed our operations through private placements of our equity securities, public offerings of our common stock, debt financing, grant proceeds, sales of common stock through our at the market offering facility as well as payments received from license agreements. Since inception, we have incurred net losses and negative cash flows from operations. At June 30, 2022, we had an accumulated deficit of approximately $571.3 million and working capital of $29.8 million and at September 30, 2022, we had an accumulated deficit of approximately $587.0 million and working capital of $14.1 million. We expect to continue to incur losses from costs related to the development of batiraxcept and related administrative activities for the foreseeable future. These factors raised substantial doubt about our ability to continue as a going concern. As of June 30, 2022, we had a cash and cash equivalents balance of $46.8 million which decreased to $27.9 million as of September 30, 2022 consisting of cash and investments in highly liquid U.S. money market funds, which was not sufficient to sustain our operations into the first quarter of 2023. We state in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that we will need to obtain additional financing in order to advance our clinical development program to later stages of development, build out our pipeline and fund operations for the foreseeable future and we will continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing.

On July 5, 2022, the Board held an in person meeting and discussed its financing needs and various financing alternatives that were provided during preliminary discussions with investment bankers and also discussed recent expressed interest by Investor A, one of the Investors, in a potential investment in the corporation. Because it was anticipated that an investment by Dr. Eshelman may be necessary to meet financing needs and be required by a third party investor, the Board formed a special committee of the Board (the “Special Committee”). The Special Committee was comprised of independent directors, who at the time of formation of the Special Committee, did not have an interest in the potential financing of the Company, Amato Giaccia, Sigurd Kirk and Michael Rogers, and was delegated authority to negotiate terms of a financing transaction and to recommend to the full Board any financing transaction approved by the Special Committee. The Board was further prohibited from entering in a transaction not recommended by the Special Committee.

On July 20, 2022, the Special Committee met to discuss financing needs, including the recent interest in an investment by Investor A as well as the potential retention of MTS Securities, LLC (“MTS”) as a financial advisor. In response to Investors A’s request to provide terms, the Special Committee determined to approach Investor A with proposed financing terms that included a PIPE or an above market registered direct offering and no warrant coverage. The Special Committee further determined that if such financing terms were not agreed by Investor A that the corporation would engage MTS, on behalf of the Special Committee, as financial advisor to assist in negotiating a potential financing.

On July 28, 2022, MTS was retained to act as an exclusive financial advisor with respect to the potential financing. Following the retention of MTS, management and MTS engaged in conversations with Investor A.

On August 10, 2022, the Special Committee met with Dr. McIntyre and Mr. Howard who provided an update regarding discussions with MTS and Investor A, noting that MTS did not believe that Investor A would be interested in a financing without 100% warrant coverage.

On August 23, 2022, MTS reviewed with the Special Committee its recent conversations with Investor A and its requirement that there be a specified minimum amount raised in the offering (which would require an investment by Dr. Eshelman) –in order for Investor A to invest and its requirements as to warrant coverage. MTS discussed recent PIPE transactions and registered direct offerings as well as market conditions noting that few financings were being consummated and that almost all financings involved at least 100% warrant coverage. The Special Committee directed MTS to propose an above market financing to Investor A with 40% warrant coverage.

On September 1, 2022, the Special Committee met and received an update on recent discussions between MTS, management and Investor A, including the terms being required by Investor A, which included 100% warrant coverage, with a warrant for 50% coverage having a term of 18-months and a warrant for 50% coverage having a term of 30-months, with both warrants having an exercise price at a premium to the market price, and the requirement that Investor A be entitled to appoint a director to the board. In addition, Investor A required a minimum offering size of which Investor A would only finance up to a maximum of 33.3%, and would require participation in the financing by Dr. Eshelman. MTS provided a warrant analysis that reflected feedback received from Investor A on August 31, 2022. The Special Committee discussed the benefits of having additional fundamental investors such as Investor A. The Special Committee directed MTS and Company management to continue to negotiate with Investor A to obtain more favorable terms for the Company.

On September 12, 2022, MTS forwarded a term sheet provided by Investor A together with certain deal documents. On September 15, 2022, MTS forwarded a revised term sheet that had been provided by Investor A together with certain deal documents. The Special Committee met again on September 15, 2022 and discussed proposed terms by Investor A and approved of the execution of a non-binding term sheet with Investor A which included the sale of common stock or a pre-funded warrant together with 100% warrant coverage (50% coverage for a short term warrant exercisable at market price and 50% coverage for a longer term warrant exercisable at a premium to market) priced at market based upon the Nasdaq rules, Investor A and Eshelman Ventures each investing approximately one third of the financing amount and other investors investing one third of the financing amount, preemptive rights for Investor A, a board observer right for Investor A and board seat for Investor A. On September 23, 2022, at its planned quarterly meeting, management reviewed with the Board the proposed deal terms and our cash needs. On September 23, 2022, the Special Committee met again and discussed in further detail the terms of the proposed financing.

Commencing September 21, 2022 until October 14, 2022, management had meetings with approximately ten potential investors that had been wall crossed, two of whom became Investors.

On the morning of October 13, 2022, the Special Committee met to discuss proposed terms of the financing presented by Investor A and indications of interest from other investors, which were based upon the expectation that Investor A would be a large investor in the financing. The Special Committee approved the terms of the financing and recommended that the Board approve the transaction which included a (i) a minimum financing amount of $40 million; (ii) shares of common stock to be issued at market price or pre-funded warrants and 100% warrant coverage; and (iii) 50% of warrants to expire the later of 15 months after issuance or one (1) month after public announcement by or on behalf of the Company of the publication of top line data from the Company’s Phase 3 trial of batiraxcept in platinum-resistant ovarian cancer to be issued at market price (exercise price to be market price with no premium) and 50% of warrants to be expire 30 months after issuance at market price (exercise price to be market price with no premium).

Later in the day on October 13, 2022, Dr. McIntyre sent an email to the members of the Board inquiring if any of the members of the Board was interested in investing in the financing. It was the belief of the Board members that insider participation would show confidence in the corporation. On October 13, 2022, Dr. Ho informed Dr. McIntyre of his interest in participating. On October 14, 2022, each of Dr. Giaccia and Mr. Zhang informed Dr. McIntyre of their intent to participate in the offering. On October 17, 2022, the Board, with Dr. Eshelman abstaining from voting, approved the terms of a financing with Investor A upon recommendation of the Special Committee.

Negotiations regarding the transaction documents continued from October 13, 2022 until October 24, 2022.

On October 24, 2022, the Board met again to discuss Investor A’s demand for extensions to the expiration dates of the warrants which were tied to effecting an increase in the number of authorized shares of common stock. The Board, with the concurrence of the members of the Special Committee, with Dr. Eshelman abstaining from the vote, approved the financing terms.

The Special Committee and Board of Directors determined that the financing was in the best interests of the Company and its stockholders. In making this determination, the Special Committee and the Board of Directors considered certain factors including, without limitation, our need for capital, the cost of capital and the Company’s short-term and long-term goals.

Purposes and Effects of the Authorized Shares Amendment

The Board is recommending the increase in the authorized number of shares of Common Stock proposed by the Authorized Shares Amendment to reserve the number of shares required for potential issuance upon the exercise of the Warrants sold under the Purchase Agreement and to provide the Company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the Authorized Shares Amendment could enable us to take advantage of market conditions, the availability of more favorable financings, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting.

Approval of this proposal will be required for us to derive maximum value from the Private Placement financing governed by the Purchase Agreement, pursuant to which we issued and sold (i) an aggregate of 29,308,612 shares of our Common Stock, (ii) Pre-Funded Warrants to purchase an aggregate of 15,870,811 shares of Common Stock, and (iii) accompanying Warrants to purchase an aggregate of 45,178,811 shares of Common Stock or pre-funded warrants, at a purchase price of $0.9199 per share of Common Stock and accompanying Warrant and $0.9198 per pre-funded warrant and accompanying Warrant. Each pre-funded warrant has an exercise price equal to $0.0001 per share and each Warrant has an exercise price equal to $0.7949 per share. If exercised for cash, the Warrants would result in additional gross proceeds to us of up to approximately $35.9 million. Under the Purchase Agreement, the purchasers thereunder have agreed to vote all of their shares of Common Stock in favor of the Authorized Shares Amendment, subject to certain conditions.

Of the 100,000,000 shares of Common Stock that are currently authorized, as of November 15, 2022, 59,826,881 shares of Common Stock were issued and outstanding, 15,870,811 shares of Common Stock were reserved for issuance upon exercise of the Pre-Funded Warrants, 4,850,241 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants that we issued in March 2022, 4,682,974 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options and 838,545 shares of Common Stock were reserved for issuance pursuant to our equity incentive plans, including our employee stock purchase plan. Therefore, we currently do not have shares of Common Stock available for issuance upon the full exercise of the Warrants.

Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel, which is of particular concern in the biotechnology community. If the Authorized Shares Amendment is not approved by our stockholders, the lack of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals and to retain employees. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

The proposed increase in the number of authorized shares of Common Stock will not, by itself, have an immediate dilutive effect on our current stockholders. However, if the Authorized Shares Amendment is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue the additional shares of Common Stock from time to time in its discretion without further action or authorization by the stockholders. We currently have no specific plans, arrangements or understandings to issue additional shares of Common Stock (excluding any shares of Common Stock exercised pursuant to outstanding warrants and stock options to purchase our Common Stock). The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities, or for other corporate purposes. The future issuance of additional shares of Common Stock or securities convertible into our Common Stock, including pursuant to the Purchase Agreement, may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our Common Stock, some of whom have preemptive rights to subscribe for additional shares that we may issue.

Potential Anti-Takeover Effect

An increase in the number of authorized but unissued shares of Common Stock relative to the number of outstanding shares of Common Stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Authorized Shares Amendment might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional Common Stock would dilute the voting power of the Common Stock then outstanding. Our Common Stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders. In addition to the Authorized Shares Amendment, the Amended and Restated Certificate of Incorporation and our Bylaws also include other provisions that may have an anti-takeover effect. These provisions, among other things, permit the Board to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by the Board and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporation actions and may delay or discourage a change in control. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Authorized Shares Amendment is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Interests of Directors and Executive Officers

Several of our directors and executive officers have substantial interests in the matters set forth in Increase in Number of Authorized Shares of Common Stock Proposal since they participated in the Private Placement, as described above in the last paragraph under “The Private Placement.”

Vote Required

Approval of the Increase in Number of Authorized Shares of Common Stock Proposal requires “FOR” votes, cast either in person at the 2023 Special Meeting or by proxy, by the holders of a majority of the outstanding shares of our Common Stock. Abstentions will have the same effect as an “AGAINST” vote on this proposal. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of this proposal for any other reason), it will have the same effect as an “AGAINST” vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK PROPOSAL.

PROPOSAL 2

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE 2023 SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

General

If the 2023 Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the 2023 Special Meeting at that time in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our stockholders to approve one or more adjournments of the 2023 Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the 2023 Special Meeting and any adjourned session of the 2023 Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the 2023 Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the 2023 Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the 2023 Special Meeting of the time and place to which the 2023 Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of the Adjournment Proposal requires “FOR” votes from the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon at the 2023 Special Meeting. Abstentions will have the same effect as an “AGAINST” vote on this proposal. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If there are broker non-votes, they will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 15, 2022 by: (i) each director; (ii) each of our named executive officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of five percent or more of our Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total (2)
5% or greater stockholders other than executive officers and directors of the Company:

Eshelman Ventures, LLC(3)	42,684,225	55.4%
Invus Public Equities, L.P.(4)	6,132,553	9.9%
Entities affiliated with BVF Partners L.P.(5)	6,109,058	9.9%
Entities affiliated with Baker Bros. Advisors, L.P. (6)	3,261,224	5.45%

Named executive officers and directors:
Fredric N. Eshelman, Pharm. D.(7)	42,757,432	55.5%
Amato Giaccia, Ph.D.(8)	1,725,244	2.9%
Michael W. Rogers(9)	73,341	*
Eric Zhang(10)	2,029,634	3.4%
Gail McIntyre(11)	496,797	*
Peter T.C. Ho, M.D., Ph.D.(12)	170,603	*
John A. Hohneker, M.D. (13)	60,897	*
Sigurd Kirk (14)	60,897	*
Vinay Shah (15)	594,049	1%
Reshma Rangwala (16)	0

All current executive officers and directors as a group (11 persons)(17)	47,396,585	60.0%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Common Stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)

Applicable percentages are based on 59,826,881 shares outstanding on November 15, 2022, adjusted as required by rules promulgated by the SEC. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of Common Stock subject to outstanding options that are exercisable within 60 days of November 15, 2022 are deemed outstanding for computing the percentage of ownership of the person holding such options. Shares of Common Stock issuable upon exercise of the Warrants issued in the Private Placement are deemed outstanding for computing the percentage of ownership of the person holding such Warrants because we have agreements from holders of a sufficient number of shares to vote in favor of and for the Authorized Share Amendment proposal to pass, making the Warrants exercisable within 60 days from November 15, 2022. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aravive, Inc., River Oaks Tower, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

(3)

Information for Eshelman Ventures, LLC is based upon a Schedule 13D/A filed with the SEC on November 3, 2022. Consists of: (i) 25,517,889 shares of Common Stock directly held by Eshelman Ventures, LLC, an entity wholly owned by Dr. Eshelman; (ii) 860,216 shares of Common Stock issuable upon exercise of warrants; and (iii) 16,306,120 shares of Common Stock issuable upon exercise of the Warrants, that are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022. The address for Eshelman Ventures, LLC is 319 North 3rd Street, Suite 301, Wilmington, North Carolina 28401.

(4)

Consists of: (i) 4,572,515 shares of Common Stock including 3,261,224 shares of Common Stock purchased in the Private Placement; and (ii) 1,560,038 shares of Common Stock issuable upon exercise of Pre-Funded Warrants. Does not include 614,111 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the 5,435,373 shares of Common Stock issuable upon exercise of the Warrants, because they are subject to limitations on exercisability described below. Invus Public Equities, L.P. is prohibited from exercising such Pre-Funded Warrants and Warrants, if, as a result of such exercise, they would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise. Invus Public Equities Advisors, LLC (“Invus PE Advisors”) controls Invus PE , as its general partner and accordingly, may be deemed to beneficially own the Shares held by Invus PE. The Geneva branch of Artal International S.C.A. (“Artal International”) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares held by Invus PE. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group S.A., as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group S.A. (“Artal Group”), controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. The address for Invus PE and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address for Artal International, Artal International Management, Artal Group, Westend and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address for the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(5)

Consists of: (i) 4,784,214 shares of Common Stock, of which 2,583,476 shares of Common Stock are held by Biotechnology Value Fund, L.P. (“BVF”); 1,961,528 shares of Common Stock are held by Biotechnology Value Fund II, L.P (“BVF2”); 191,368 shares of Common Stock are held by Biotechnology Value Trading Fund OS, LP (“Trading Fund OS”) and 47,842 shares of Common Stock are held by MSI BVF SPV LLC (“MSI BVF”) and together with BVF, BVF2 and Trading Fund OS, (the “BVF Investors”); and (ii) 1,324,844 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held by BVF. Does not include (i) 4,761,685 shares of Common Stock issuable upon exercise of Pre-Funded Warrants of which 1,961,882 shares of Common Stock issuable upon exercise of Pre-Funded Warrants are held by BVF; 2,495,477 shares of Common Stock issuable upon exercise of Pre-Funded Warrants are held by BVF2; 243,461 shares of Common Stock issuable upon exercise of Pre-Funded Warrants are held by Trading Fund OS and 60,865 shares of Common Stock issuable upon exercise of Pre-Funded Warrants are held by MSI BVF; and (iii) 10,870,743 shares of Common Stock underlying the Warrants held by the BVF Investors that are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022; of which 5,870,202 shares of Common Stock issuable upon exercise of Warrants are held by BVF; 4,457,004 shares of Common Stock issuable upon exercise of Warrants are held by BFV2; 434,829 shares of Common Stock issuable upon exercise of Warrants are held by Trading Fund OS and 108,708 shares of Common Stock issuable upon exercise of Warrants are held by MSI BVF. The BVF Investors are prohibited from exercising such Pre-Funded Warrants and Warrants, if, as a result of such exercise, they would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise. BVF I GP, LLC (“BVF GP”) as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd, (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC, (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P., as the investment manager of BVF, BVF2, Trading Fund OS and MSI BVF, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and MSI BVF. BVF Inc., as the general partner of BVF Partners L.P., may be deemed to beneficially own the shares beneficially owned by BVF Partners L.P. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities is 44 Montgomery Street, 40th Floor, San Francisco, California 94104.

(6)

Consists of 3,261,224 shares of Common Stock of which 318,315 shares of Common Stock are held by 667, L.P and 2,942,909 shares of Common Stock are held by Baker Brothers Life Sciences, L.P. Does not include (i) 742,735 shares of Common Stock issuable upon exercise of a Pre-Funded Warrant held by 667, L.P and 6,866,786 shares of Common Stock issuable upon exercise of a Pre-Funded Warrant held by Baker Brothers Life Sciences, L.P., and (ii) 1,061,050 shares of Common Stock issuable upon exercise of Warrants held by 667, L.P. and 9,809,695 shares of Common Stock issuable upon exercise of Warrants held by Baker Brothers Life Sciences, L.P. 667, L.P and Baker Brothers Life Sciences, L.P. are prohibited from exercising such Pre-Funded Warrants and Warrants, if, immediately prior to or as a result of such exercise, they would beneficially own more than 4.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise. 667, L.P and Baker Brothers Life Sciences, L.P. disclaim beneficial ownership of any shares of Common Stock the issuance of which would violate such beneficial ownership limitation. The Warrants are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022. Baker Bros. Advisors LP (“Adviser”) is the management company and investment adviser to the Funds and has sole voting and investment power with respect to the shares held by the Funds. Baker Bros. Advisors (GP) LLC (“Adviser GP”) is the sole general partner of Adviser. Julian C. Baker and Felix J. Baker are managing members of Adviser GP. Adviser GP, Felix J. Baker, Julian C. Baker and Adviser may be deemed to be beneficial owners of the securities directly held by the Funds. Julian C. Baker, Felix J. Baker, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The address for the above referenced entities and persons is 860 Washington Street, 3rd Floor, New York, New York 10014.

(7)	Includes an aggregate of 73,207 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of November 15, 2022.

(8)

Consists of (i) 1,213,648 shares of Common Stock including 271,768 shares of Common Stock acquired by Dr. Giaccia’s IRA in the Private Placement; (ii) 239,828 shares of Common Stock issuable upon exercise of options and (iii) 271,768 shares of Common Stock shares of Common Stock issuable upon exercise of the Warrants, which are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022.

(9)	Includes an aggregate of 73,341 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of November 15, 2022.

(10)

Consist of (i) 1,403,303 shares of Common Stock acquired by Elite Vantage Global Limited, including 543,537 shares of Common Stock acquired by Elite Vantage Global Limited in the Private Placement; (ii) 82,794 shares of Common Stock issuable upon exercise of options; and (iii) 543,537 shares of Common Stock shares of Common Stock issuable upon exercise of the Warrants, each of which was held by Elite Vantage Global Limited which are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022. Eric Zhang is the director of Elite Vantage Global Limited. The address for Elite Vantage Global Limited is Suite 1807, 18F, China Resources Building, 26 Harbor Road, Hong Kong.

(11)

Consist of (i) 65,490 shares of Common Stock including 54,353 shares of Common Stock acquired by in the Private Placement; (ii) 376,954 shares of Common Stock issuable upon exercise of options and (iii) 54,353 shares of Common Stock issuable upon exercise of the Warrants which are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022.

(12)

Consist of 55,353 shares of Common Stock held by the Peter Ho Trust-2016 U/A 05/27/16 (the “Trust”); (ii) 60,897 shares of Common Stock issuable upon exercise of options; and (iii) 54,353 shares of Common Stock underlying the Warrants held by the Trust which are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022.

(13)	Includes an aggregate of 60,897 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of November 15, 2022.

(14)	Includes an aggregate of 60,897 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of November 15, 2022.

(15)	Mr. Shah resigned as our Chief Financial officer effective June 2, 2022. Includes an aggregate of 403,207 shares issuable pursuant to stock options exercisable within 60 days of November 15, 2022.

(16)	Ms. Rangwala resigned as our Chief Medical Officer, effective March 28, 2022. Includes an aggregate of 0 shares issuable pursuant to stock options exercisable within 60 days of November 15, 2022.

(17)

Consists of shares held by the directors and current executive officers, an aggregate of 1,028,815 shares issuable pursuant to stock options exercisable within 60 days of November 15, 2022 and 860,216 warrant shares issuable upon exercise of warrants and 17,241,001 shares of Common Stock issuable upon exercise of the Warrants which are not exercisable until we effect an increase in our number of shares of authorized Common Stock, which we expect will be effected within 60 days from November 15, 2022.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

The Company does not intend to bring before the 2023 Special Meeting any matters other than those specified in the Notice of the 2023 Special Meeting, and the Company does not know of any business which persons other than the Board intend to present at the 2023 Special Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the 2023 Special Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in this year’s proxy materials at the 2023 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than April 6, 2023. Such proposals must meet the requirements of our Amended and Restated Bylaws and the SEC to be eligible for inclusion in the proxy materials for our 2023 Annual Meeting.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2023 Annual Meeting but does not intend to have included in the proxy materials prepared by the Company in connection with the 2023 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2023 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. As a result, stockholders who intend to present proposals at the 2023 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Amended and Restated Bylaw requirements, no earlier than the close of business on May 25, 2023, and no later than the close of business on June 24, 2023. In addition, the stockholder’s notice must set forth the information required by our Amended and Restated Bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2023 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 24, 2023.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Aravive stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Aravive, Inc., Attention: Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098 or by calling us at (936) 355-1910. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

By order of the Board of Directors,

/s/ Gail McIntyre
Gail McIntyre Chief Executive Officer and Director

Houston, Texas

November 30, 2022

Aravive, Inc.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

SUBMIT A PROXY TO VOTE BY INTERNET - http://www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS -

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

The Board of Directors recommends you vote FOR the following Proposals 1 and 2		For	Against	Abstain

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000.	☐	☐	☐

2.

To approve one or more adjournments of the 2023 Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the 2023 Special Meeting to approve Proposal No. 1.

		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature	Date
(Joint Owners)

ARAVIVE, INC.

2023 Special Meeting of Stockholders

January 13, 2023, 11:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Gail McIntyre and Rudy Howard, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of ARAVIVE, INC. that the undersigned is entitled to vote at the 2023 Special Meeting of Stockholders to be held at 11:00 a.m., Eastern Time, on January 13, 2023 at our North Carolina Satellite Office, located at 1800 Perimeter Park Drive, Morrisville, North Carolina 27560, or any adjournment or postponement thereof. The purpose of the 2023 Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF ARAVIVE, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Aravive, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That paragraph A in Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following paragraphs are inserted in lieu thereof:

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

2. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

[Remainder of page intentionally blank]

A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this _____ day of _________, 2023.

Gail McIntyre Chief Executive Officer and President

A-2